UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 25, 2022

Date of Report

(Date of earliest event reported)

BRIDGEWATER BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-38412 (Commission File Number)	26-0113412 (I.R.S. Employer Identification No.)
	4450 Excelsior Boulevard, Suite 100 St. Louis Park, Minnesota (Address of principal executive offices)	55416 (Zip Code)

Registrant’s telephone number, including area code: (952) 893-6868

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 Par Value Depositary Shares, each representing a 1/100th interest in a share of 5.875% Non-Cumulative Perpetual Preferred Stock, Series A	BWB BWBBP	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26 and 27, 2022, Bridgewater Bancshares, Inc. (the “Company”) and Bridgewater Bank entered into executive employment agreements (the “Executive Employment Agreements”), each with an effective date of January 1, 2022, with Jerry Baack, Mary Jayne Crocker, Joseph Chybowski, and Jeffrey Shellberg (the “Executives”) to replace the Executives’ existing employment agreements. A summary description of the Executive Employment Agreements is set forth below.

Except in the case of Mr. Baack, whose Executive Employment Agreement has an initial term of five years, each Executive Employment Agreement has an initial term of three years. Each agreement will automatically renew for additional one-year terms following the completion of the initial term, unless either party provides written notice of nonrenewal 90 days prior to such extension date. In the event that a change in control occurs during the employment period, each Executive Employment Agreement will remain in effect for a 2-year period following the change in control and then terminate.

Under the Executive Employment Agreements, each Executive will continue to serve in his or her previously designated role. In addition, each Executive will be eligible for an initial annual base salary in the following amounts: Mr. Baack six hundred fifty thousand dollars; Ms. Crocker three hundred ninety thousand dollars; Mr. Chybowski three hundred seventy-five thousand dollars; and Mr. Shellberg three hundred sixty-five thousand dollars.

The Executives are also entitled to participate in certain employee benefit plans, programs and arrangements as may be in effect from time to time, as well as certain executive health benefits.

Each Executive is subject to a non-competition provision and a non-solicitation restriction with respect to customers and employees. The restrictive covenants apply during employment and for a period of twelve months following a termination of employment. In exchange for agreeing to such restrictive covenants, each Executive is entitled to receive severance payments and benefits from the Company. The payment or provision of any such severance or benefits is conditional upon the Executive’s execution of a release of claims in favor of the Company.

Item 9.01           Financial Statements and Exhibits.

(d)          Exhibits

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bridgewater Bancshares, Inc.

Date: January 28, 2022
By: /s/ Jerry Baack
Name: Jerry Baack
Title: Chairman, Chief Executive Officer and President

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